EXHIBIT 10.1

EXECUTION VERSION

AMENDMENT NO. 1

TO

SUBLEASE

THIS AMENDMENT No. 1, dated as of June 30, 2005, between U.S. BANK NATIONAL ASSOCIATION (as successor in interest to The Connecticut National Bank), a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement with Comcast MO Financial Services, Inc. (formerly named US West Financial Services, Inc.) (the “Owner Participant”) dated as of September 1, 1987 (the “Owner Trustee”; together with its successors and assigns as sublessor under the Sublease, including, without limitation, any successor trustee under the Trust Agreement, the “Sublessor”), as sublessor, and KANSAS GAS AND ELECTRIC COMPANY, a corporation organized and operating under the laws of the State of Kansas (“KGE”; together with its successors and assigns as sublessee under the Sublease, the “Sublessee”), as sublessee (this “Amendment”), to the SUBLEASE dated as of September 1, 1987 between the Sublessor and the Sublessee (the “Sublease”).

W I T N E S S E T H:

WHEREAS, the Sublessor and the Sublessee are parties to the Sublease, pursuant to which the Owner Trustee subleased the Ground Interest to KGE in connection with the transactions contemplated by the Participation Agreement dated as of September 1, 1987 among KGE, the Owner Participant, the Owner Trustee and certain other parties named therein (as heretofore amended, the “Participation Agreement”) and the Lease;

WHEREAS, on the date hereof, KGE, the Owner Trustee, the Owner Participant and the Indenture Trustee are entering into a Second Supplemental Participation Agreement dated as of the date hereof (the “Second Supplemental Participation Agreement”) and an Amendment No. 4 to the Lease to, among other things, restructure certain aspects of the transactions contemplated by the Participation Agreement and the Lease;

WHEREAS, in order to effect such restructuring, it is also necessary to amend the Sublease as more fully described hereinafter and the parties hereto desire to so amend the Sublease;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS; REFERENCES

Section 1.01. Definitions; References.

Each capitalized term used herein shall, unless otherwise defined herein, have the meaning ascribed thereto in Appendix A to the Participation Agreement, as amended by the Second Supplemental Participation Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Sublease” and each other similar reference contained in the Sublease shall from and after the date hereof refer to the Sublease as amended hereby.

ARTICLE 2

AMENDMENT OF THE SUBLEASE

Section 2.01. Amendment Of Section 3. Section 3 of the Sublease is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 3:

The term of this Sublease shall commence on the date hereof and shall end on the first to occur of (a) the Lessor Possession Date and (b) expiration or earlier termination of the Lease, as amended from time to time.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.01. Owner Trustee. The Owner Trustee agrees that its representations and warranties set forth in Section 5 of the Second Supplemental Participation Agreement are made for and shall inure to the benefit of the Sublessee.

Section 3.02 KGE. KGE agrees that its representations and warranties set forth in Section 7 of the Second Supplemental Participation Agreement are made for and shall inure to the benefit of the Sublessor.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Kansas.

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Section 4.02. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 4.03. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Owner Trustee pursuant to the Trust Agreement

By:	/s/ Michael M. Hopkins
Name:	Michael M. Hopkins
Title:	Vice President

KANSAS GAS AND ELECTRIC COMPANY

By:	/s/ Mark A. Ruelle
Name:	Mark A. Ruelle
Title:	Vice President and Treasurer

ACKNOWLEDGMENT

STATE OF CONNECTICUT	)
)
COUNTY OF HARTFORD	)

This instrument was acknowledged before me on June 30, 2005 by Michael M. Hopkins as Vice President of U.S. BANK NATIONAL ASSOCIATION, as Owner Trustee.

/s/ Karen R. Felt
Printed Name: Karen R. Felt
Notary Public

(Seal)

My appointment expires:

February 28, 2009

ACKNOWLEDGMENT

STATE OF KANSAS	)
)
COUNTY OF SHAWNEE	)

This instrument was acknowledged before me on June 30, 2005 by Mark A. Ruelle as Vice President and Treasurer of KANSAS GAS AND ELECTRIC COMPANY.

/s/ Merliee K. Martin
Printed Name: Merliee K. Marti
Notary Public

(Seal)

My appointment expires:

July 8, 2007